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                                                                    Exhibit 4.11

                      ASSIGNMENT OF PARTICIPATION INTEREST


                 THIS ASSIGNMENT OF PARTICIPATION INTEREST (this "Assignment"), dated as of the 5th day of November, 1996, is made by ECHELON INTERNATIONAL CORPORATION, a Florida corporation having its principal place of business at One Progress Plaza, St. Petersburg, Florida 33701 ("Borrower"), to SALOMON BROTHERS REALTY CORP., a New York corporation having an office at Seven World Trade Center, New York, New York 10048 ("Lender").


                               R E C I T A L S :


                 Borrower is the owner of the participation or joint credit interest described on Annex A attached hereto (the "Owned Interests") created under the agreements described on Annex A attached hereto (collectively, the "Participation Agreements");

                 Borrower, Lender, and LaSalle National Bank, as collateral agent, are parties to a Loan Agreement dated as of even date herewith (said Loan Agreement, as modified and supplemented and in effect from time to time, the "Loan Agreement"; capitalized terms used but not defined herein having the meanings set forth in the Loan Agreement). The Loan Agreement provides for a loan (the "Loan") to be made by Lender to Borrower in an aggregate principal amount of $105,000,000. The Loan is to be evidenced by, and repayable with interest thereon in accordance with the promissory note dated the date hereof, executed and delivered by Borrower to the order of Lender (as modified, supplemented or substituted and in effect from time to time, collectively, the "Note").

                 The execution and delivery of this Assignment by Borrower to Lender is a condition precedent to the obligation of Lender to make the Loan.

                 NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:

                 Section 1. Secured Obligations. This Assignment is made for the purpose of securing the following (collectively, the "Secured
Obligations"):

                 (a) the prompt and punctual payment when due of all amounts now outstanding or hereafter becoming due and payable under the Note and the other Loan Documents and all modifications thereof; and

                 (b) the performance and observance of all other covenants, agreements and obligations of Borrower under the Loan Documents.

                 Section 2. Assignment. As security for the payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, now existing or hereafter arising, Borrower hereby assigns, transfers and pledges to Lender, and hereby grants to
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Lender a security interest in, all of Borrower's right, title and interest, whether now owned or hereafter acquired, in, to and under the Participation Agreements (including, without limitation, the Owned Interests) and the loans and documents related thereto (collectively, the "Participation Interests").

                 Section 3. Exercise of Assigned Rights.

                 (a) Borrower hereby irrevocably directs the other party(ies) to any Participation Agreement, upon demand from Lender, to recognize and accept Lender as the holder of the Owned Interests for any and all purposes as fully as it would recognize and accept Borrower and the performance of Borrower thereunder.

                 (b) Notwithstanding anything to the contrary contained herein, subject to the other provisions of this Assignment and the Loan Documents, for so long as no Event of Default (as defined in the Loan Agreement) shall have occurred and be continuing and the Indebtedness has not been accelerated, Borrower may exercise all of its rights and privileges under the Participation Agreements. Borrower's foregoing right shall immediately cease and terminate upon and during the continuance of any such Event of Default and acceleration of the Indebtedness.

                 Section 4. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

                 (a) Borrower has the full power, right and authority to execute and deliver this Assignment.

                 (b) Borrower lawfully holds the rights and interests of Borrower in the Participation Interests, has the authority to assign its interest under each Participation Agreement, and has not sold, assigned, transferred, mortgaged or pledged any portion of the Participation Interests to any person other than Lender and has not executed any other document or instrument that might prevent or limit Lender from operating under or realizing the benefits of the terms, conditions and provisions of this Assignment.

                 (c) No authorizations, consents, approvals, licenses, permits, filings or registrations with any governmental authority or agency are necessary for the execution, delivery or performance by Borrower of this Assignment or for the validity or enforceability thereof.

                 Section 5. Covenants of Borrower. Borrower covenants and agrees as follows:

                 (a) Borrower shall perform and observe, in a timely manner, all of the covenants, conditions, obligations and agreements of Borrower under the Participation Agreements and shall suffer or permit no delinquency on its part to exist thereunder.

                 (b) Without the prior written consent of Lender, the Borrower shall not, other than in the ordinary course of business, (i) sell, assign, transfer, mortgage or pledge any portion of the Participation Interests or (ii) cancel, terminate, amend, supplement or modify any of the Participation Agreements shown on Annex A.



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                 (c) Borrower shall exercise all reasonable efforts to enforce or secure the performance of each and every obligation, covenant, condition and agreement to be performed by the other party(ies) under each of the Participation Agreements.

                 Section 6. No Obligation of Lender; Borrower Remains Liable. Nothing contained herein shall operate or be construed to obligate Lender to perform any of the terms, covenants or conditions contained in the Participation Agreements or otherwise to impose any obligation upon Lender with respect to the Participation Agreements. Notwithstanding anything to the contrary, (i) Borrower shall remain liable in respect of the Participation Agreements to the extent set forth therein to perform and satisfy all of its duties and obligations thereunder to the same extent as if this Assignment had not been executed and (ii) the exercise by Lender of any of the rights and remedies hereunder shall not release Borrower from any of its duties or obligations under the Participation Agreements.

                 Section 7. Further Assurances. Borrower shall, from time to time upon the written request of Lender, promptly execute and deliver such further documents and take such further action as Lender may reasonably request in order create, preserve, perfect and protect the assignment and security interest granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder. All of the foregoing shall be at Borrower's expense (including, without limitation, (i) all filing, registration and recording fees and (ii) all stamp taxes and other taxes and charges in connection therewith).

                 Section 8. Attorney-in-Fact. Lender is hereby appointed the attorney-in-fact of Borrower for the purpose of carrying out the provisions of this Assignment and taking any action and executing any instruments which Lender may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, the right to sign and file any financing statement (or amendment or extension thereof) deemed necessary by Lender in connection herewith although the same has been signed only by Lender, which appointment as attorney-in-fact is irrevocable and coupled with an interest, provided that the Lender may not exercise such power of attorney unless an Event of Default has occurred and is continuing and the Indebtedness has been accelerated.

                 Section 9. Security Agreement.

                 (a) This Assignment shall also constitute a security agreement as that term is used in the Uniform Commercial Code in effect from time to time in New York (the "UCC"). Lender shall have, in addition to all other rights and remedies provided herein or in any other Loan Document, in law, at equity or otherwise, all rights and remedies of a secured party under the UCC. Lender shall give Borrower ten (10) days' written notice of the time and place of any public sale of any Participation Agreement or portion of the Participation Interests or the time after which any private sale or any other intended disposition is to be made. After deducting all expenses incurred in connection with the enforcement of its rights hereunder, Lender shall cause the proceeds of the Participation Agreement or portion of the Participation Interests to be applied to the payment of the Secured Obligations in such order as Lender may determine, and Borrower, subject to the terms of the other Loan Documents, shall remain liable for any deficiency.

                 (b) Prior to or concurrently with the execution and delivery of this Assignment, Borrower shall file such financing statements and other documents in such offices as Lender may request to perfect the security interests granted by this Assignment.


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                 Section 10. Indemnity. Borrower shall indemnify, defend and hold Lender harmless against and from all liability, loss, damage and expense (including reasonable attorney's fees and disbursements), which Lender may or shall incur or be subject to by reason of this Assignment, or by reason of any action taken in good faith by Lender hereunder, and against and from any and all claims and demands whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in the Participation Agreements, provided, however, that Lender shall have no right to be indemnified hereunder for its own fraud, bad faith, gross negligence or willful misconduct. Should Lender incur any such liability, loss, damage or expense, the amount thereof, together with interest thereon at the rate of interest applicable from time to time under the Note, shall be payable by Borrower to Lender immediately upon demand.

                 Section 11. Termination. Lender, by the acceptance of this Agreement, agrees that when all Secured Obligations shall have been paid in full and fully performed, this Assignment shall terminate, and Lender shall execute and deliver to Borrower, upon such termination, such instruments of re-assignment, all without recourse and without any representation or warranty whatsoever, as shall be reasonably requested by Borrower.

                 Section 12. Expenses. If any suit or other proceeding is instituted by Lender to enforce this Assignment (or any portion hereof), Borrower shall pay, upon demand, all of the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in connection therewith. The obligations of Borrower under this Section 11 shall survive the expiration or termination of this Assignment.

                 Section 13. Reinstatement. This Assignment and the security interest created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of Borrower in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and Borrower shall indemnify Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred by Lender in connection with such rescission or restoration.

                 Section 14. Miscellaneous.

                 (a) No Waiver. No failure on the part of Lender or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

                 (b) Governing Law. This Assignment shall be governed by the law of the State of New York.

                 (c) Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or


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enforceability of such provision in any other jurisdiction. In any such event, the parties hereto shall negotiate in good faith to agree upon a substitute provisions that has the same economic effect.

                 (d) Cumulative Remedies. All rights and remedies set forth in this Assignment are cumulative, and Lender may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security of any right or remedy afforded hereby; and no such right or remedy set forth in this Assignment shall be deemed exclusive of any of the remedies or rights granted to Lender in the Note, the Loan Agreement or any other document. Nothing contained in this Assignment shall be deemed to limit or restrict the rights and remedies of Lender under any other document related to the Secured Obligations.

                 (e) Waivers, Etc. This Assignment may not be amended, waived or discharged except by an instrument in writing duly executed by Borrower and Lender, except Lender may elect to waive any of its rights hereunder from time to time without permanently waiving any such right by virtue of any single such waiver or being obligated so to waive such right (or any other right) in any future similar or dissimilar circumstances.

                 (f) Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of the respective successors and assigns of Borrower, Lender and each holder of any of the Secured Obligations; provided, however, that Borrower shall not assign or transfer its rights or obligations hereunder without the prior written consent of Lender.

                 (g) Notices. All notices, requests and other communications provided for herein shall be given or made in writing in the manner specified in the Mortgage.

                 (h) Headings. Headings used in this Assignment are for convenience of reference only and do not constitute part of this Assignment for any purpose.

                 (j) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING BROUGHT BY BORROWER OR LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS ASSIGNMENT.

                 (k) Interpretation. If, and to the extent that, any provision of this Assignment shall conflict or be inconsistent with a provision contained in the Loan Agreement, then, unless this Assignment shall expressly provide that this Assignment shall control notwithstanding any other Loan Document to the contrary, the Loan Agreement provision shall control.

                 (l) Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Assignment by signing any such counterpart.


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                 IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first written above.


                                     BORROWER:

                                     ECHELON INTERNATIONAL CORPORATION,
                                     a Florida corporation


                                     By:
                                        -------------------------------
                                        Name: Larry J. Newsome
                                        Title: Senior Vice-President


                                     LENDER:

                                     SALOMON BROTHERS REALTY CORP.,
                                     a New York corporation


                                     By:
                                        -------------------------------
                                        Name:  Peter Levine
                                        Title:  Vice President





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                                    Annex A


1. An undivided 80% participation ownership interest in that certain $4,500,000 loan from Madison Savings and Loan Association ("Madison") to Madison Building, Inc., and the note and other loan documents and title insurance policy executed and/or delivered in connection therewith, which interest was created under and pursuant to the Madison Savings and Loan Associates Participation Agreement, dated October 12, 1988, between Madison and Progress Financial Services Incorporated ("PFSI"). Borrower is the successor by merger to PROGRESS LEASING CORPORATION, the successor by merger to PROGRESS CREDIT CORPORATION, formerly known as PFSI.


2. Borrower's interest in, to and under the Lenders' Agreement, dated as of December 28, 1988, between Xerox Credit Corporation ("Xerox") and PFSI, setting forth the parties respective rights, obligations and remedies in connection with that certain loan to Continuum-Crow-Arboretum ("CCA") in the aggregate principal amount of $22,000,000, which loan was jointly made by Xerox and PFSI and is evidenced by two Promissory Notes from Borrower in the original principal amount of $11,000,000, one made payable to Xerox and the other made payable to PFSI, which notes are equally and ratably secured by, among other things, a first priority deed of trust naming both Xerox and PFSI as beneficiaries. Borrower is the successor by merger to PROGRESS LEASING CORPORATION, the successor by merger to PROGRESS CREDIT CORPORATION, formerly known as PFSI.








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